UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Clipper Realty Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2018

Dear Fellow Stockholder:

On behalf of the Board of Directors of Clipper Realty Inc., a Maryland corporation, I cordially invite you to attend our Annual Meeting of Stockholders on Tuesday, June 12, 2018, at the offices of Clipper Realty Inc. at 4611 Twelfth Avenue, Suite 1L, Brooklyn, New York, 11219 at 11:00 a.m. (Eastern Time).

The notice of meeting and Proxy Statement that follow describe the business we will consider at the meeting. We sincerely hope you will be able to attend the meeting. However, whether or not you are personally present, your vote is very important. We are pleased to offer multiple options for voting your shares. You may authorize a proxy to vote via the Internet, by telephone, by mail or in person as described in the Proxy Statement. Thank you for your continued support of Clipper Realty Inc.

Sincerely yours,

David Bistricer

Chief Executive Officer and Co-Chairman of the Board of Directors

This Proxy Statement is dated April 27, 2018 and is first being distributed to shareholders via the Internet on or about April 30, 2018.

Clipper Realty Inc.
4611 Twelfth Avenue, Suite 1L
Brooklyn, New York 11219
(718) 438-2804

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Please join us for the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Clipper Realty Inc., a Maryland corporation. The meeting will be held at 11:00 a.m. (Eastern Time), on Tuesday, June 12, 2018, at the offices of Clipper Realty Inc. at 4611 Twelfth Avenue, Suite 1L, Brooklyn, New York, 11219.

At the Annual Meeting, our stockholders will consider and vote on the following matters:

(1)	The election of seven directors, each to serve until the next annual meeting of our stockholders or until their respective successors are duly elected and qualified;

(2)	The ratification of the appointment of BDO USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

(3)	Any other business properly introduced at the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.

You must own shares of Clipper Realty Inc. common stock or special voting stock as of the close of business on April 23, 2018, the record date for the Annual Meeting, or hold a valid proxy from a record holder as of the record date, to attend and vote at the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. If you plan to attend, please bring proper photo identification and, if your shares are held in “street name” (i.e., through a broker, bank or other nominee), a copy of a brokerage statement reflecting your stock ownership in shares of our common stock as of the close of business on April 23, 2018. Regardless of whether you will attend, please authorize your proxy electronically through the Internet, by telephone, or by completing and mailing your proxy card so that your votes can be cast at the Annual Meeting in accordance with your instructions. For specific instructions on authorizing a proxy, please refer to the instructions on the proxy card, or if your shares are held in street name, the instructions provided by your broker, bank or other nominee. Authorizing a proxy in any of these ways will not prevent you from voting in person at the Annual Meeting if you are a stockholder of record as of the record date for the Annual Meeting or if you hold a proxy from a record holder.

By Order of the Board of Directors,

Lawrence Kreider Jr. Chief Financial Officer and Secretary

Brooklyn, New York

April 27, 2018

Clipper Realty Inc.
4611 Twelfth Avenue, Suite 1L
Brooklyn, New York 11219
(718) 438-2804

PROXY STATEMENT

TABLE OF CONTENTS

GENERAL	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
INFORMATION ABOUT THE BOARD	7
PROPOSAL NO. 1 NOMINEES FOR ELECTION TO THE BOARD	7
BOARD STRUCTURE AND LEADERSHIP	10
EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS	10
DIRECTOR INDEPENDENCE	10
BOARD MEETINGS	11
BOARD COMMITTEES	11
AUDIT COMMITTEE REPORT	14
CORPORATE GOVERNANCE	16
GOVERNANCE DOCUMENTS	16
CODE OF BUSINESS CONDUCT AND ETHICS	16
ROLE OF THE BOARD IN RISK OVERSIGHT	16
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	17
COMMUNICATIONS WITH THE BOARD	17
NOMINATION PROCESS FOR DIRECTOR CANDIDATES	18
AUDIT COMMITTEE FINANCIAL EXPERIENCE	19
AUDIT COMMITTEE PRE-APPROVAL POLICY	20
PRINCIPAL ACCOUNTANT FEES AND SERVICES	20
BOARD ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS	21
OTHER COMPANY PROPOSALS	21
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21
EXECUTIVE OFFICERS	22
EXECUTIVE COMPENSATION	23
STOCK OWNERSHIP	29
PRINCIPAL STOCKHOLDERS	29
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	31
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	31
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS	36
STOCKHOLDER PROPOSALS	37
OTHER MATTERS	37

GENERAL

This proxy statement (the “Proxy Statement”) and accompanying proxy card are available beginning April 30, 2018 in connection with the solicitation of proxies by the Board of Directors of Clipper Realty Inc., for use at the 2018 Annual Meeting of Stockholders, which we may refer to alternatively in this Proxy Statement as the “Annual Meeting.” We may refer to ourselves in this Proxy Statement alternatively as the “Company,” “we,” “us” or “our” and we may refer to our Board of Directors as the “Board.” A copy of our Annual Report to Stockholders for the 2017 fiscal year, including financial statements, as amended, is being made available simultaneously with this Proxy Statement to each stockholder.

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on June 12, 2018: The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2017 Annual Report, as amended, are available at www.proxyvote.com. Website addresses referred to in this Proxy Statement are not intended to function as hyperlinks, and the information contained on any such website is not a part of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

Our Board is making these materials available to you over the Internet or by delivering paper copies to you by mail in connection with Clipper Realty Inc.’s 2018 Annual Meeting of Stockholders. As a stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a paper copy of the proxy materials?

Pursuant to Rule 14a-16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record on or about April 30, 2018, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice to the beneficial owners. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2017 Annual Report, as amended, on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

How do I vote?

If you hold your shares as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you.

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your shares are held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your shares.

If your shares are held in your name, there are three ways for you to authorize a proxy:

(1)	If you received a paper copy of the proxy materials by mail, sign, date and mail the proxy card in the enclosed return envelope; or

(2)	Call 1-800-690-6903; or

(3)

Log on to the Internet at www.proxyvote.com and follow the instructions at that site. The website address for authorizing a proxy by Internet is also provided on your Notice, as well as your unique 12 digit control number needed to access the Company’s Annual Meeting information located at www.proxyvote.com.

Telephone and Internet proxy authorizations will close at 11:59 p.m. (Eastern Time) on June 11, 2018. If you authorize a proxy, unless you indicate otherwise, the persons named as your proxies will cast your votes FOR all of the nominees for election as directors named in this Proxy Statement and FOR the ratification of BDO USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. The persons named as proxies will vote in their discretion on any other business properly introduced at the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.

If your shares are held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your shares describing how to provide voting instructions.

Even if you plan to attend the Annual Meeting, we recommend that you authorize a proxy in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I vote my shares by completing and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the Annual Meeting.

Where and when is the Annual Meeting?

The Annual Meeting will be held at 11:00 a.m. (Eastern Time) on Tuesday, June 12, 2018 at offices of Clipper Realty Inc. at 4611 Twelfth Avenue, Suite 1L, Brooklyn, New York 11219.

What is the purpose of the Annual Meeting of Stockholders?

At the Annual Meeting, stockholders will vote upon matters described in the Notice of Annual Meeting and this Proxy Statement, including the election of directors and the ratification of the selection of BDO USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Who can attend the Annual Meeting?

All of our stockholders as of the close of business on April 23, 2018, the record date for the Annual Meeting, or individuals holding their duly appointed proxies, may attend the Annual Meeting. You should be prepared to present proper photo identification for admittance. Authorizing a proxy in response to this solicitation will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to provide proof of beneficial ownership as of April 23, 2018, such as a copy of a brokerage statement reflecting your stock ownership as of April 23, 2018, a copy of the Notice of Internet Availability of Proxy Materials or voting instruction form provided by your broker, banker or other nominee, or other similar evidence of ownership, as well as your photo identification, to gain admittance to the Annual Meeting.

What am I voting on?

At the Annual Meeting, you may consider and vote on:

(1)	the election of seven directors;

(2)	the ratification of the appointment of BDO USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

(3)	any other business properly introduced at the Annual Meeting.

What are the Board’s recommendations?

The Board recommends a vote:

●	FOR the election of each nominee named in this Proxy Statement (see Proposal No. 1); and

●	FOR ratification of the appointment of BDO USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (see Proposal No. 2).

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board and in their discretion on any other business properly introduced at the Annual Meeting.

Who may vote?

You may vote if you owned shares of our common stock or special voting stock at the close of business on April 23, 2018, which is the record date for the Annual Meeting. As of April 23, 2018, we had 17,812,755 shares of common stock and 26,317,396 shares of special voting stock outstanding, for an aggregate of 44,130,151 shares of voting stock. Holders of our special voting stock and common stock vote together as a single class on all matters on which our common stockholders are entitled to vote. Each share of our common stock and each share of our special voting stock is entitled to one vote.

Who counts the votes?

A representative of Broadridge Financial Solutions will tabulate the votes and a representative of the Company will act as the inspector of the election.

What is a quorum for the Annual Meeting?

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum at the Annual Meeting. As of April 23, 2018, there were 44,130,151 shares of voting stock outstanding, comprised of 17,812,755 shares of common stock and 26,317,396 shares of special voting stock. Accordingly, holders of 22,065,076 shares of voting stock must be present in person or by proxy at the Annual Meeting to constitute a quorum. No business may be conducted at the Annual Meeting if a quorum is not present.

If a quorum is not present at the Annual Meeting, the Chairman of the meeting may adjourn the Annual Meeting to another date, time or place, not later than 120 days after the original record date of April 23, 2018, without notice other than announcement at the Annual Meeting. We may also postpone the Annual Meeting to a date that is not later than 120 days after the original record date or cancel the Annual Meeting by making a public announcement of the postponement or cancellation before the time scheduled for the Annual Meeting.

What vote is required to approve an item of business at the Annual Meeting?

In the election of directors, you may vote “FOR” or “AGAINST” with respect to each of the director nominees. In tabulating the voting results for the election of directors, only votes “FOR” director nominees are counted. “WITHHOLD” votes will not have an effect on the outcome of the election of directors.

To be elected as a director (Proposal No. 1), a nominee must receive a plurality of all the votes cast in the election of directors. A plurality means that the seven persons receiving the highest number of affirmative “FOR” votes at the Annual Meeting will be elected.

For the ratification of the appointment of BDO USA LLP as our independent registered public accounting firm for fiscal year 2018, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you elect to abstain from voting on any of these proposals, the abstention will have the same effect as an “AGAINST” vote with respect to such proposal.

To ratify the appointment of BDO USA LLP as our independent registered public accounting firm (Proposal No. 2), the affirmative vote of a majority of the votes cast on the proposal is required.

If you are a stockholder of record as of the record date for the Annual Meeting and you authorize a proxy (whether by Internet, telephone or mail) without specifying a choice on any given matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter. If you are a stockholder of record as of the record date for the Annual Meeting and you fail to authorize a proxy or vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

If you hold your shares through a broker, bank or other nominee, under the rules of the New York Stock Exchange (“NYSE”), your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. A “broker non-vote” results when a broker, bank or other nominee properly executes and returns a proxy but indicates that the nominee is not voting with respect to a particular matter because the nominee has not received voting instructions from the beneficial owner. A broker non-vote is not considered a vote cast on a proposal; however, stockholders delivering a properly-executed broker non-vote will be counted as present for purposes of determining whether a quorum is present.

If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law:

●

With respect to Proposal No. 1 (Election of Directors), your broker, bank or other nominee is not entitled to vote your shares on this matter if no instructions are received from you. Broker non-votes will have no effect on the election of directors.

●	With respect to Proposal No. 2 (Ratification of Independent Registered Public Accounting Firm), your broker is entitled to vote your shares on this matter if no instructions are received from you.

Because an abstention is not a vote cast, if you instruct your proxy or broker to “abstain” on any matter, it will have no effect on the vote on any of the matters to be considered at the Annual Meeting. However, you will still be counted as present for purposes of determining whether a quorum is present.

Can I revoke my proxy?

Yes, if your shares are held in your name, you can revoke your proxy by:

●	filing written notice of revocation with our Secretary before our Annual Meeting at the address shown on the front of this Proxy Statement or at our Annual Meeting;

●	signing a proxy bearing a later date; or

●	voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a properly-executed proxy. If your shares are held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your shares regarding how to revoke your proxy.

What happens if additional matters are presented at the Annual Meeting?

Other than the two proposals described in this Proxy Statement, we are not aware of any business that may properly be brought before the Annual Meeting. If any other matters are properly introduced for a vote at the Annual Meeting and if you properly authorize a proxy, the persons named as proxy holders will vote in their discretion on any such additional matters. As of the date of this Proxy Statement, our Board is not aware of any other individual who may properly be nominated for election as a director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director. If any nominee named in this Proxy Statement is unwilling or unable to serve as a director, our Board may nominate another individual for election as a director at the Annual Meeting, and the persons named as proxy holders will vote for the election of any substitute nominee.

Who pays for this proxy solicitation?

We will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, by telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the Internet, by telephone, or by facsimile transmission, without additional remuneration.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock or special voting stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the Internet, by telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Where can I find corporate governance materials?

Our Corporate Governance Guidelines and Code of Business Conduct and Ethics and the charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on the Leadership and Governance page of the Investor Relations section on our website at www.clipperrealty.com.

NO PERSON IS AUTHORIZED ON OUR BEHALF TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

INFORMATION ABOUT THE BOARD

PROPOSAL NO. 1
NOMINEES FOR ELECTION TO THE BOARD

At the Annual Meeting, our stockholders will elect seven directors to serve until our next annual meeting of stockholders or until their respective successors are elected and qualified. The Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In nominating candidates, the Board considers a diversified membership in the broadest sense, including persons diverse in experience, gender and ethnicity. The Board does not discriminate on the basis of race, color, national origin, gender, religion, disability or sexual preference. Our director nominees were nominated by the Board based on the recommendation of the Nominating and Corporate Governance Committee. They were selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and an ability to work collegially. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. All nominees are presently directors of Clipper Realty Inc. and each of the nominees has consented, if elected as a director, to serve until his term expires.

Your proxy holder will cast your votes for each of the Board’s nominees, unless you instruct otherwise. If a nominee is unable to serve as a director, your proxy holder will vote for any substitute nominee proposed by the Board.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the seven nominees listed below.

Name	Age	Position
David Bistricer	68	Co-Chairman of the Board and Chief Executive Officer
Sam Levinson †	44	Co-Chairman of the Board, Chairman of the Investment and the Nominating and Corporate Governance Committees
Howard M. Lorber †	69	Director, Chairman of the Audit and the Compensation Committees
Robert J. Ivanhoe †	65	Director
Roberto A. Verrone	49	Director
Harmon S. Spolan †	81	Director
Richard N. Burger †	68	Director

† Independent within the meaning of the NYSE listing standards.

David Bistricer has been the managing member of Clipper Equity, Inc. (“Clipper Equity”), which controls and manages entities that own interest in multi-family and commercial properties in the New York metropolitan area (as more fully described in Certain Relationships and Related Party Transactions) for more than 10 years. From January 1999 through February 2011, he served as Co-Chairman of the Board of Directors of Coleman Cable Inc. (NASDAQ: CCIX), a manufacturer of wire and cable. He was previously Co-Chairman of Riblet Products Corporation from January 1987 until its merger with the Coleman Cable Inc. in 2000. Mr. David Bistricer has also been the managing member of Berkshire Capital LLC and Morgan Capital, real estate investment firms that are no longer active, for more than 10 years. He has also been the managing member and investor in a number of real estate investments unrelated to those of the Company, principally in the New York City area, since approximately 1978. Mr. David Bistricer brings to our Board industry experience, leadership abilities and strategic insight that make him a valuable asset as Co-Chairman.

Sam Levinson is the Chief Investment Officer at Glick Family Investments, a private family office located in New York, New York, where he has overseen private equity investments since 2004. He was a member of the Board of Directors of Stonegate Mortgage Corporation (NYSE: SGM) from 2016 until its acquisition by Home Point Financial in May 2017, serving as Chairman of the Compensation Committee. Mr. Levinson has served as a director of Canary Wharf Group, a U.K. property developer and manager of over 16 million square feet of Class A office and retail space, since 2004, including as a member of the Operating Committee and Chairman of the Audit Committee. Mr. Levinson has also served as a non-executive director of Songbird Estates, Canary Wharf Group’s holding company, since 2004; of American European Group Insurance Company since 2006; and of Dynasty Financial Partners, LLC, which provides investment and technology platforms for independent financial, investment, and wealth management advisors, since 2011. Additionally, Mr. Levinson served as a director of Coleman Cable Inc. from 2005 until its sale in 2014 and of West Coast Bancorp of Portland, Oregon from February 2011 until its sale in April 2016. Mr. Levinson’s wife is the niece of David Bistricer. We believe Mr. Levinson is qualified to serve as a Co-Chairman of our Board because he is an experienced executive and director with numerous years of experience in the financial and real estate industries.

Howard M. Lorber is President and Chief Executive Officer and member of the Board of Directors of Vector Group Ltd. (NYSE: VGR) and Chairman of Douglas Elliman Realty, LLC, a majority-owned subsidiary of Vector Group, which operates the largest residential brokerage company in the New York City metropolitan area and the fourth-largest in the United States. Mr. Lorber has been with Vector Group and its diversified interests since 1994. Mr. Lorber is also Executive Chairman of the Board of Directors of Nathan’s Famous, Inc. (NASDAQ: NATH), a licensor, wholesaler and retailer of products related to Nathan’s World Famous Beef Hot Dogs; a director of United Capital Corp., a real estate investment and diversified manufacturing company; Vice Chairman of the Board of Directors of Ladenburg Thalmann Financial Services Inc. (NYSEMKT: LTS), a broker-dealer; and, until November 2016, Chairman of Morgans Hotel Group Co. Mr. Lorber holds Bachelor of Arts, Master’s of Science and Honorary Doctorate degrees from Long Island University. Mr. Lorber brings to our Board his valuable expertise in the real estate and investment industries, including more than 25 years of experience serving on the board of a preeminent New York real estate company.

Robert J. Ivanhoe is Chair of the 300+ lawyer Global Real Estate Practice and Co-Chair of the REIT group at Greenberg Traurig LLP, where he has worked since 1996. He concentrates his practice in sophisticated real estate structures, financings, workouts, restructurings, acquisitions and dispositions of all asset classes of real estate. Mr. Ivanhoe is actively involved in real estate industry current affairs and is regularly asked to write and lecture on industry topics. He has been recognized by Chambers and Partners USA, The New York Observer and Real Estate New York as one of the leading real estate attorneys in New York City and throughout the United States. He has represented numerous nationally-recognized owner/developer and institutional lender/investor clients domestically and internationally for more than 30 years. Mr. Ivanhoe is a member of Greenberg Traurig LLP’s Executive Committee, Board of Directors and Operating Committee. Mr. Ivanhoe holds a Bachelor of Arts degree from Johns Hopkins University and a Juris Doctorate from American University Washington College of Law. Mr. Ivanhoe brings to our Board valuable expertise in the real estate industry.

Roberto A. Verrone is a founder and principal owner of Iron Hound Management Company, which provides advisory and capital placement services in the commercial real estate industry. Mr. Verrone began his career at Bear Stearns in 1990, which included time in the Commercial Real Estate Group. In 2001, he joined Wachovia Corporation following the merger of First Union and Wachovia, and in 2002 he became manager of Wachovia’s Large Loan Group. Prior to founding Iron Hound in early 2009, Mr. Verrone also served as Co-Head of Wachovia’s Real Estate Group, where he was responsible for managing approximately 600 employees and oversaw a debt portfolio valued in excess of $80 billion. Mr. Verrone received a Bachelor of Arts degree from Moravian College. Mr. Verrone brings to our Board his valuable expertise in the commercial real estate industry, in which he has more than 23 years of experience.

Harmon S. Spolan is currently of counsel to Cozen O’Connor, a law firm headquartered in Philadelphia, Pennsylvania, where he has practiced since 1999; previously, he served as Chair of the firm’s Financial Services Practice Group. Prior to joining Cozen, Mr. Spolan served as President of Jefferson Bank, a commercial bank in Philadelphia, for 22 years. Mr. Spolan currently serves as a member of the Board and the Audit Committee for American European Insurance Group, and as a member of the Credit Committee for the Alesco securities division of Cohen & Company. Previously, he served as a member of the Board and the Audit Committee for both Coleman Cable, Inc. and Atlas Energy. Mr. Spolan holds a Juris Doctorate degree from the Temple University School of Law and a Bachelor of Arts degree from Temple University. Mr. Spolan brings to our Board valuable expertise as an experienced executive.

Richard N. Burger served as Chief Financial Officer, Executive Vice President, Secretary and Treasurer of Coleman Cable, Inc., from 1999 to 2013, after joining its predecessor company as Chief Financial Officer in 1996. Previously, he served as President and Chief Executive Officer of Burns Aerospace Corporation, a subsidiary of Eagle Industries, Inc., a manufacturer of aircraft equipment. He is a former member of the Board of A.M. Castle & Co., a provider of metals, services and supply chain solutions. Mr. Burger holds a Master’s of Business Administration degree from the University of Baltimore and a Bachelor of Science degree from Towson University. Mr. Burger brings to our Board valuable expertise as an experienced executive.

BOARD STRUCTURE AND LEADERSHIP

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

●	our Board is not classified, with each of our directors subject to re-election annually;

●	of the seven persons who serve on our Board, our Board has determined that five, or 71%, of our directors satisfy the listing standards for independence of the NYSE;

●	three of our directors qualify as an “audit committee financial expert” as defined by the SEC; and

●	we do not have a stockholder rights plan.

Our directors stay informed about our business by attending meetings of our Board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Our Board is currently co-chaired by David Bistricer and Sam Levinson. Our Board believes that Messrs. Bistricer’s and Levinson’s service as our Co-Chairmen is in the best interests of our Company and our stockholders because they possess detailed and in-depth knowledge of the issues, opportunities and challenges we face, and because they are best positioned to develop agendas that ensure that our Board’s time and attention is focused on the most critical matters. Our Board believes that their roles as Co-Chairmen enable decisive leadership, ensure clear accountability and enhance our ability to communicate our message and strategy clearly and consistently to stockholders, employees and tenants.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

Our non-management, independent directors typically meet or are offered the opportunity to meet without management present each time the full Board or a Board committee convenes for a regularly scheduled meeting. If the Board convenes for a special meeting, the non-management, independent directors will meet in executive session if circumstances warrant. We currently do not have a lead independent director. Our independent directors have selected Mr. Lorber to preside over executive sessions of the Board.

The Board welcomes communications from stockholders. For information on how to communicate with our independent directors, please refer to the information set forth under the heading “-Communications with the Board.”

DIRECTOR INDEPENDENCE

On an annual basis, the Board, with the assistance of the Nominating and Corporate Governance Committee, makes a determination as to the independence of each director considering the current standards for “independence” established by the NYSE. Our Corporate Governance Guidelines provide that a majority of the Board will be independent. The Board has determined that five of its seven directors are independent under these standards, including Messrs. Levinson, Lorber, Ivanhoe, Spolan and Burger. All members of each of the Company’s Audit, Compensation and Nominating and Corporate Governance Committees are independent directors. In addition, upon recommendation of the Nominating and Corporate Governance Committee, the Board has determined that the members of the Audit Committee and Compensation Committee meet the additional independence criteria required for audit committee and compensation committee membership under the applicable NYSE listing standards.

BOARD MEETINGS

The Board held 10 regularly scheduled and special meetings in 2017 to review significant developments, engage in strategic planning, and act on matters requiring Board approval. Each incumbent director attended an aggregate of at least 75 percent of the Board meetings, and the meetings of committees on which he served, during the period that he served in 2017. The Board also acted by unanimous written consent on three occasions.

BOARD COMMITTEES

Our Board has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Investment Committee. The principal functions of each committee are briefly described below. We comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, with respect to each of these committees, and each of these committees is comprised exclusively of independent directors. Additionally, our Board may from time to time establish other committees to facilitate the management of our company.

Audit Committee

Our Audit Committee consists of three of our independent directors. Mr. Lorber serves as the Chairman of the Audit Committee and Messrs. Spolan and Burger are members. Our Board has determined that Messrs. Lorber, Spolan and Burger qualify as “audit committee financial experts” as that term is defined by applicable SEC regulations and NYSE corporate governance listing standards. Our Board has determined that each of our Audit Committee members is “financially literate” as that term is defined by NYSE corporate governance listing standards. See “Audit Committee Financial Experience” in this Proxy Statement for more information. We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:

●	the integrity of our financial statements;

●	our compliance with financial, legal and regulatory requirements;

●	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

●	the performance of our internal audit function; and

●	our overall risk profile.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, pre-approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee is also responsible for the Audit Committee report included in this Proxy Statement. During 2017, the Audit Committee met four times.

Compensation Committee

Our Compensation Committee consists of three of our independent directors. Mr. Lorber serves as the Chairman of the Compensation Committee and Messrs. Ivanhoe and Levinson are members. We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

●

reviewing and approving, at least annually, the corporate goals and objectives relevant to our Chief Executive Officers’ compensation, evaluating our Chief Executive Officers’ performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officers based on such evaluation;

●	reviewing and approving the compensation of all of our other officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements; and

●	producing a report on executive compensation to be included in our annual Proxy Statement (if required).

The Compensation Committee may delegate its responsibilities to a subcommittee of the Compensation Committee, provided that such responsibilities do not pertain to matters involving executive compensation or certain matters determined to involve compensation intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Chief Executive Officer and senior members of our management team are responsible for providing recommendations to the Compensation Committee regarding all aspects of our executive compensation program. To evaluate each senior officer’s overall compensation, the Compensation Committee reviews total direct and indirect compensation details prepared by management. During 2017, the Compensation Committee met once.

In the event that the Compensation Committee is not comprised of “nonemployee directors” within the meaning of Rule 16b-3 under the Exchange Act, the full Board or a subcommittee of two or more nonemployee directors has and will administer all awards granted to individuals that are subject to Section 16 of the Exchange Act.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of three of our independent directors. Mr. Levinson is Chairman of the Nominating and Corporate Governance Committee and Messrs. Lorber and Ivanhoe are members. We have adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:

●	identifying and recommending to the full Board qualified candidates for election as directors to fill vacancies on the Board or at any annual meeting of stockholders;

●	developing and recommending to the Board standards to be applied in making determinations as to the absence of material relationships between the Company and any director;

●	establishing procedures for the Nominating and Corporate Governance Committee to exercise oversight of the evaluation of the Board and management;

●	developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines; and

●

assisting management in the preparation of the disclosure in the Company’s annual proxy statement regarding director independence and the operations of the Nominating and Corporate Governance Committee.

During 2017, our Nominating and Corporate Governance Committee met once.

Investment Committee

Our Investment Committee consists of three of our independent directors. Mr. Levinson is Chairman of the Investment Committee and Messrs. Bistricer and Verrone are members. We have adopted an Investment Committee charter, which details the principal functions of the Investment Committee, including:

●	in consultation with management, review and make recommendations to the Board about potential investments in properties by the Company;

●

review and make recommendations to the Board about any investment opportunity presented to the Company by any of the Company’s directors and officers (the “Company Insiders”) or any entities controlled by Company Insiders pursuant to the Investment Policy adopted by the Board;

●	review the Company’s Investment Policy and make recommendations to the Board about any changes to the Investment Policy;

●	report to the Board about potential investment opportunities for the Company; and

●	perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company’s investments and properties.

In 2017, our Investment Committee met twice.

AUDIT COMMITTEE REPORT

The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

Although the Audit Committee of the Board of Directors (the “Audit Committee”) oversees the financial reporting process of Clipper Realty Inc., a Maryland corporation (the “Company”), on behalf of the Board of Directors (the “Board” ) of the Company, consistent with the Audit Committee’s written charter, management has the primary responsibility for preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and the reporting process, including disclosure controls and procedures and the system of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management.

The Audit Committee has reviewed and discussed with management and the Company’s independent registered public accounting firm, BDO USA LLP, our December 31, 2017 audited financial statements. Prior to the commencement of the audit, the Audit Committee discussed with the Company’s management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.

In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm its independence from the Company and considered the compatibility of non-audit services with its independence.

Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission.

The foregoing report has been furnished by the Audit Committee as of April 27, 2018.

Howard Lorber - Chairman Harmon S. Spolan Richard N. Burger

CORPORATE GOVERNANCE

GOVERNANCE DOCUMENTS

Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters, along with our Code of Business Conduct and Ethics and Corporate Governance Guidelines, are available on the Leadership and Governance page of the Investor Relations section on our website at www.clipperrealty.com. In accordance with the Corporate Governance Guidelines, the Board and each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee conducts an annual performance self-assessment with the purpose of increasing effectiveness of the Board and its committees. (The Company’s website address provided above and elsewhere in this Proxy Statement is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.)

CODE OF BUSINESS CONDUCT AND ETHICS

Our Board formally approved a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of conflicts of interest;

●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

●	compliance with applicable governmental laws, rules and regulations; and

●	ensure the protection of the Company’s legitimate business interests, including corporate opportunities, assets and confidential information.

Any waiver of the Code of Business Conduct and Ethics for our directors, executive officers and other principal financial officers must be approved by the Board and any such waiver shall be promptly disclosed as required by law or NYSE regulations.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its four standing committees, the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, and the Investment Committee, each of which addresses risks specific to their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function.

Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines.

Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Our Investment Committee assesses the viability of potential acquisitions and dispositions of properties.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2017, our Compensation Committee consisted of Messrs. Lorber, Bistricer and Levinson. Between the date of our initial public offering (the “IPO”) and February 6, 2018, Mr. Bistricer, our Chief Executive Officer and Co-Chairman of the Board, was a member of the Compensation Committee. Mr. Bistricer served on our Compensation Committee as permitted under the NYSE’s transition rules for newly-public companies. Except with respect to Mr. Bistricer, since February 6, 2018, no director serving on the Compensation Committee is or has been an officer or employee of the Company. In addition, none of the Company's executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties may write to the entire Board or any of its members at Clipper Realty Inc., c/o Lawrence Kreider Jr., Chief Financial Officer and Secretary, 4611 Twelfth Avenue, Suite 1L, Brooklyn, New York 11219. Stockholders and other interested parties also may e-mail the Co-Chairmen, the entire Board or any of its members c/o Lawrence Kreider Jr., Chief Financial Officer and Secretary, at larry@clipperrealty.com. The Board may not be able to respond to all stockholder inquiries directly. Therefore, the Board has developed a process to assist it with managing inquiries.

The Chief Financial Officer and Secretary will perform a review in the normal discharge of his duties to ensure that communications forwarded to the Co-Chairmen, the Board or any of its members preserve the integrity of the process. While the Board oversees management, it does not participate in day-to-day management functions or business operations, and is not normally in the best position to respond to inquiries with respect to those matters. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements will not be forwarded to the Co-Chairmen or any other director. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Co-Chairmen or any other director and will not be retained. Such material may be forwarded to local or federal law enforcement authorities.

Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year and made available to the Co-Chairmen and any other independent director on request. The independent directors grant the Chief Financial Officer and Secretary discretion to decide what correspondence will be shared with our management and any personal employee communications may be shared with our human resources department if deemed appropriate. If a response on behalf of the Board is appropriate, we gather any information and documentation necessary for answering the inquiry and provide the information and documentation, as well as a proposed response, to the appropriate director(s). We also may attempt to communicate with the stockholder for any necessary clarification. Our Chief Financial Officer and Secretary (or his designee) reviews and approves responses on behalf of the Board in consultation with the applicable director(s), as appropriate.

Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter. Nevertheless, the Board considers stockholder questions and comments important, and endeavors to respond promptly and appropriately.

NOMINATION PROCESS FOR DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination. The Nominating and Corporate Governance Committee is governed by a written charter, a copy of which is available on the Leadership and Governance page of the Investor Relations section on our website at www.clipperrealty.com.

The Nominating and Corporate Governance Committee regularly reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the Nominating and Corporate Governance Committee initiates a search. As a part of the search process, the Nominating and Corporate Governance Committee may consult with other directors and members of senior management, and may hire a search firm to assist in identifying and evaluating potential candidates.

When considering a candidate, the Nominating and Corporate Governance Committee reviews the candidate’s experiences, skills, and characteristics. The Nominating and Corporate Governance Committee also considers whether a potential candidate would otherwise qualify for membership on the Board, and whether the potential candidate would likely satisfy the independence requirements of the NYSE as described below.

Candidates are selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and an ability to work collegially. Other factors include having members with various and relevant career experience and technical skills, and having a Board that is, as a whole, diverse. Where appropriate, we will conduct a criminal and background check on the candidate. In addition, at least one member of the Board should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), as defined by the rules of the SEC and within one year of the NYSE listing date, at least a majority of the Board must be independent as determined by the Board under the guidelines of the NYSE listing standards.

All potential candidates are interviewed by the Co-Chairmen of the Board and the Nominating and Corporate Governance Committee Chairman, and, to the extent practicable, the other members of the Nominating and Corporate Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit. In addition, the Chief Financial Officer and Secretary conducts a review of the director questionnaire submitted by the candidate and, as appropriate, a background and reference check is conducted. The Nominating and Corporate Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy, or add an additional member, or recommends a slate of candidates to the Board for nomination for election to the Board. The selection process for candidates is intended to be flexible, and the Nominating and Corporate Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

Stockholders may recommend candidates to our Board. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our Board and how the candidate satisfies the Board’s criteria. The stockholder must also provide such other information about the candidate as is set forth in our bylaws and as would be required by the SEC rules to be included in a Proxy Statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of the stockholder’s holding of Clipper Realty Inc.’s common stock or special voting stock. All communications are to be directed to the Co-Chairmen of the Nominating and Corporate Governance Committee, c/o Clipper Realty Inc., 4611 Twelfth Avenue, Suite 1L, Brooklyn, New York 11219, Attention: Chief Financial Officer and Secretary. For any annual meeting, recommendations received after 120 days prior to the anniversary of the date of the Proxy Statement for the prior year’s annual meeting are not considered timely for consideration by the Nominating and Corporate Governance Committee for that annual meeting.

AUDIT COMMITTEE FINANCIAL EXPERIENCE

Our Board has determined that each Messrs. Lorber, Burger and Spolan qualify as “audit committee financial experts,” as this term has been defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K. Each of Messrs. Lorber, Burger and Spolan were determined by our Board to be “financially literate” in accordance with SEC rules based on their prior experience.

Our Board determined that Mr. Lorber acquired the required attributes of an audit committee financial expert as a result of his extensive experience supervising individuals responsible for financial preparation and reporting and reviewing public company financial processes and disclosure as both an officer and director of public companies, serving on the board of a financial services company and serving on the audit committee of public companies.

Our Board determined that Mr. Burger acquired the required attributes of an audit committee financial expert as a result of his experience as chief financial officer and treasurer of a public company and as president of a company with direct supervision over the principal financial officer. Mr. Burger also holds a Master’s of Business Administration degree.

Our Board determined that Mr. Spolan acquired the required attributes for designation as an audit committee financial expert as a result of his experience a president of a bank, chair of the financial services practice group of a law firm and as an audit committee member of public company boards, for which he served as an audit committee financial expert.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee has adopted a charter, which provides that the Audit Committee’s policy is to pre-approve all significant audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

BDO USA LLP’s fees for the fiscal years ended December 31, 2017 and 2016 were as follows:

	Fiscal Year Ended December 31
	2017	2016
Audit Fees	$245,500	$340,350
Audit-Related Fees	─	6,500
Tax Fees	─	─
All Other Fees	─	─
Total Fees	$245,000	$346,850

A description of the types of services provided in each category is as follows:

Audit Fees-Includes fees for professional services provided in connection with our annual audit, review of our quarterly financial statements, and services in connection with our IPO in 2017, SEC registration statements and securities offerings.

Audit-Related Fees-Includes acquisition audits of a significant 2016 portfolio acquisition.

All of the services performed by BDO USA LLP were pre-approved by the Audit Committee, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

BOARD ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

While the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, the Board encourages all directors to attend. The Annual Meeting will be the Company’s first annual meeting of stockholders held as a public company.

OTHER COMPANY PROPOSALS

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed BDO USA LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2018. Pursuant to this appointment, BDO USA LLP will serve as our independent registered public accounting firm and report on our consolidated financial statements for the fiscal year ending December 31, 2018.

We expect that representatives of BDO USA LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of BDO USA LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If BDO USA LLP’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of another independent registered accounting firm. The Audit Committee may terminate BDO USA LLP’s engagement as our independent registered public accounting firm without the approval of our stockholders whenever the Audit Committee deems termination appropriate.

Recommendation of the Board of Directors:

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BDO USA LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2018.

EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Age	Position
David Bistricer	68	Chief Executive Officer and Co-Chairman of the Board
J.J. Bistricer	36	Chief Operating Officer
Lawrence Kreider Jr.	70	Chief Financial Officer and Secretary

The following section sets forth certain background information regarding those persons currently serving as executive officers of Clipper Realty Inc., excluding David Bistricer, who is described on page 8 under the heading “Proposal No. 1-Nominees for Election to the Board”:

J.J. Bistricer is our Chief Operating Officer and has, since 2006, served as Chief Operating Officer at several properties in the New York City metropolitan area in which David Bistricer is General Manager, with direct responsibility for acquisitions dispositions, leasing, property development and property operations. Mr. J.J. Bistricer has been an officer of Clipper Equity, which controls and manages entities that own interests in multi-family and commercial properties in the New York metropolitan area (as more fully described in Certain Relationships and Related Party Transactions) since 2006. At the Flatbush Gardens property, Mr. J.J. Bistricer has served as overall operating manager since 2006. At the 250 Livingston Street property, Mr. J.J. Bistricer managed the conversion of office space to residential since 2006. Mr. Bistricer has served as Chief Operating Officer at the Tribeca House properties since acquisition in December 2014 and has been responsible for residential and retail leasing, development and operations. Mr. J.J. Bistricer is the son of David Bistricer. As Chief Operating Officer at a number of other properties in the New York metropolitan area, Mr. J.J. Bistricer has experience in repositioning properties from office and hospital use to residential rental and condominium use.

Lawrence E. Kreider, Jr. was retired and self-employed as a financial consultant from 2012 to August 2015, when he became the Chief Financial Officer of the Company. Mr. Kreider was Chief Financial Officer of Cedar Realty Trust from 2007 to 2011, where he had direct responsibility for all aspects of the Company’s financial operations. From 2001 to 2007, Mr. Kreider was Senior Vice President, Chief Financial Officer, Chief Information Officer and Chief Accounting Officer for Affordable Residential Communities, now named Hilltop Holdings Inc. From 1999 to 2001, Mr. Kreider was Senior Vice President of Finance for Warnaco Group Inc. and, in 2000 and 2001, President of Warnaco Europe. From 1986 to 1999, Mr. Kreider held several senior finance positions with Revlon, Inc., as Senior Vice President, Controller and Chief Accounting Officer, and with MacAndrews & Forbes Holdings. Prior to 1986, he held senior finance positions with Zale Corporation, Johnson Matthew Jewelry Corporation and Refinement International Company. Mr. Kreider began his career with Coopers & Lybrand, now PricewaterhouseCoopers. Mr. Kreider holds a Bachelor of Arts from Yale University and a Master’s of Business Administration from the Stanford Graduate School of Business.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. Our “named executive officers” during 2017 were:

●	David Bistricer - Chief Executive Officer;
●	J.J. Bistricer, Chief Operating Officer; and
●	Lawrence Kreider Jr., Chief Financial Officer and Secretary

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups (JOBS) Act. As such, we are permitted to meet the disclosure requirements of Item 402 of Regulation S-K by providing the reduced disclosures required of a smaller reporting company.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2017 and 2016.

Name & Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
David Bistricer	2017	$500,000	$202,968	-	$73,796	$776,764
Chief Executive Officer	2016	$500,000	$700,000	-	$44,778	$1,244,778

J.J. Bistricer	2017	$250,000	$1,096,000	$250,000	$51,933	$1,647,933
Chief Operating Officer	2016	$250,000	$225,005	258,000	$15,384	$748,389

Lawrence Kreider	2017	$325,000	$121,777	-	$24,544	$471,321
Chief Financial Officer	2016	$325,000	$150,000	-	$14,300	$489,300

____________

(1)

2017 annual incentive bonuses for Messrs. David Bistricer and Kreider were paid in the form of LTIP units on April 19, 2017, and are reflected in the “Stock Awards” column. David Bistricer’s 2017 annual incentive bonus’ was paid in 18,519 LTIP units with a grant date fair value equal to $202,968. Mr. Kreider’s 2017 annual incentive bonus was paid in 11,111 LTIP units with a grant date fair value equal to $121,777. On April 19, 2017, we made a long-term incentive compensation grant to Mr. J.J. Bistricer of 100,000 LTIP units with a grant date fair value equal to $1,096,000. The amounts reported in this column represent the grant date fair value of the LTIP unit awards calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the LTIP unit awards, please see Note 3 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended. See “Annual Incentive Awards” below for additional information regarding the annual incentive payouts made to the named executive officers.

(2)

The amounts in this column represent payouts in cash of Mr. J.J. Bistricer’s annual incentive bonus for 2017. See “Annual Incentive Awards” below for additional information regarding the annual incentive payouts made to the named executive officers.

(3)	The amounts in this column for 2017 represent the payment of quarterly cash distributions in respect of outstanding LTIP units held by each named executive officer.

Outstanding Equity Awards at Fiscal Year End

The following table provides information about the outstanding Clipper Realty equity-based awards held by each of our named executive officers as of December 31, 2017:

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
David Bistricer	203,704	(2)	$2,035,003	-	-
J.J. Bistricer	163,334	(3)	$1,631,707	-	-
Lawrence Kreider	68,890	(4)	$688,211	-	-

____________

(1)	The market value of the stock awards held by our named executive officers is based on the closing price of our stock on December 29, 2017, the last trading day of 2017, of $9.99 per share.

(2)

Represents a special one-time grant of 133,333 LTIP units made on August 3, 2015, which are scheduled to cliff vest on August 3, 2018, generally subject to continued employment through the vesting date, and awards made on April 19, 2017 and March 2, 2016 of 18,519 and 51,852 LTIP units, respectively, as payment for David Bistricer’s 2017 and 2016 annual incentive bonuses, which vested on January 1 and 2, 2018, respectively.

(3)

Represents a special one-time grant of 46,667 LTIP units made on August 3, 2015, which are scheduled to cliff vest on August 3, 2018, generally subject to continued employment through the vesting date, a long-term incentive compensation grant of 100,000 LTIP units made on April 19, 2017 which are scheduled to vest on January 1, 2023, generally subject to continued employment through the vesting date, and a special grant of 16,667 LTIP units made on March 2, 2016, which are scheduled to vest on February 28, 2019, generally subject to continued employment through the vesting date.

(4)

Represents a special one-time grant of 46,667 LTIP units made on August 3, 2015, which are scheduled to cliff vest on August 3, 2018, generally subject to continued employment through the vesting date, awards made on April 19, 2017 and March 2, 2016 of 11,111 and 11,112 LTIP units, respectively, as payment for Mr. Kreider’s 2017 and 2016 annual incentive bonuses, which vested on January 1 and 2, 2018, respectively.

Employment Agreements

On August 3, 2015, we entered into, through our operating partnership, employment agreements with each of our named executive officers. Under the employment agreements, Mr. David Bistricer serves as Chief Executive Officer of the Company, Mr. J.J. Bistricer serves as Chief Operating Officer of the Company and Mr. Kreider serves as Chief Financial Officer of the Company. The term of each employment agreement is for an unspecified duration and constitutes “at will” employment.

Each employment agreement provides for, among other things: (i) an annual base salary of $500,000 for Mr. David Bistricer, $250,000 for Mr. J.J. Bistricer and $325,000 for Mr. Kreider, (ii) an annual incentive bonus with a target bonus opportunity of 50% of annual base salary for Mr. David Bistricer, 100% of annual base salary for Mr. J.J. Bistricer, and 46% of annual base salary for Mr. Kreider with the actual amount earned ranging from 0% to 200% of target based on actual achievement against performance metrics to be established by the Compensation Committee, (iii) annual long-term equity incentive compensation awards to be granted beginning in 2016 in form, including vesting restrictions, and amount determined in the sole discretion of the Compensation Committee and the Board and (iv) participation in the Company’s employee benefit and welfare plans.

Upon a termination of a named executive officer’s employment by the Company without “cause,” subject to a general release of claims in favor of the Company, the named executive officer will be entitled to: (i) a prorated annual incentive bonus for the year of termination based on actual performance, (ii) either (A) continued benefits under the Company’s group healthcare, vision and dental plans through the 12-month anniversary of termination of employment or (B) a lump-sum payment (grossed up for applicable taxes) equal to 12 times the monthly COBRA cost of continued health and medical coverage and (iii) continued vesting of any outstanding equity compensation awards as if the named executive officer had remained employed through the applicable vesting dates.

“Cause” generally means the named executive officer’s: (i) conviction of, or plea of guilty or no contest to, any felony or any crime involving fraud or moral turpitude, (ii) engagement in gross misconduct that causes material financial or reputation harm to the Company, (iii) material violation of the terms of the employment agreement or any written Company policy or (iv) disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by the named executive officer’s job description, or loss of any governmental or self-regulatory license that is reasonably necessary for the named executive officer to perform his duties or responsibilities.

Each employment agreement also contains confidentiality and non-disparagement provisions, which apply indefinitely, and non-competition as well as client and employee non-solicitation provisions that apply during the term of the employment agreement and for one year following a termination of employment for any reason. In addition, the employment agreements for Messrs. David Bistricer and J.J. Bistricer acknowledge that each such named executive officer provides services to Clipper Equity and other entities and businesses affiliated with Mr. David Bistricer (which we refer to as the “affiliated entities”), that such responsibilities preclude the named executive officers from devoting substantially all of their time to the Company, and that there may be certain potential conflicts of interest or duties associated with their roles at the Company and the affiliated entities.

Other than the employment agreements described above, we do not currently have any agreements, plans or arrangements that provide for severance payments to our named executive officers.

Annual Incentive Awards

We grant annual incentive awards to the named executive officers pursuant to the Clipper Realty Inc. 2015 Executive Incentive Compensation Plan (the “2015 Incentive Plan”). The 2015 Incentive Plan provides that annual incentive awards may be paid out to participants in either cash or equity-based compensation (the equity-based payouts are made pursuant to the 2015 Omnibus Plan described below). Annual incentive awards for 2017 and 2016 were paid to our named executive officers in March 2017 and 2016 as follows: Mr. David Bistricer – 18,519 and 51,852 LTIP units with a grant date fair value equal to $202,968 and $700,000, respectively; Mr. Kreider – 11,111 and 11,112 LTIP units with a grant date fair value equal to $121,777 and $150,000, respectively; and Mr. J.J. Bistricer - cash payouts of $250,000 and $258,000, respectively, and, in 2017, a long-term incentive compensation grant of 100,000 LTIP units with a grant date fair value of $1,096,000. The LTIP units granted to Messrs. David Bistricer and Kreider vested on January 1 and 2, 2018, and are reflected in the “Stock Awards” column of the Summary Compensation Table as 2016 compensation. Mr. J.J. Bistricer’s 2017 and 2016 bonuses were paid in cash and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table as 2017 and 2016 compensation; his long-term incentive compensation grant is scheduled to vest on January 1, 2023 and is reflected in the “Stock Awards” column of the Summary Compensation Table as 2017 compensation.

Long-Term Equity Incentive Awards

Our Board has adopted, and our stockholders have approved, the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan (the “2015 Omnibus Plan”), effective August 3, 2015, pursuant to which cash and equity-based incentives may be granted to employees and consultants. The principal purposes of the 2015 Omnibus Plan are to give the Company a competitive advantage in attracting, retaining and motivating employees and consultants, to align the interests of participants with those of the Company’s stockholders and to promote ownership of the Company’s equity. The 2015 Omnibus Plan provides for the grant of stock options (both stock options intended to be “incentive stock options” intended to meet the requirements under Section 422 of the Code and “nonqualified stock options” that do not meet such requirements), stock appreciation rights (“SARs”), restricted stock, restricted stock units, LTIP units, dividend equivalent rights, other equity-based, equity-related or cash-based awards (including performance share awards and performance units settled in cash).

LTIP unit awards consist of a grant of limited partnership units of Clipper Realty L.P., the Company’s operating partnership, and are valued by reference to shares of the Company’s common stock. These awards are structured to qualify as “profits interests” for federal income tax purposes. Upon vesting, LTIP unit awards are convertible by the holder into OP units, which are redeemable at the request of the holder for cash, in an amount equal to the price of a share of common stock of the Company, or at the Company’s election, for one share of the Company’s common stock.

On April 19, 2017, we made a special one-time grant under the 2015 Omnibus Plan of 100,000 LTIP units to Mr. J.J. Bistricer with a grant date fair value equal to $1,096,000, which is scheduled to vest on January 1, 2023. On March 2, 2016, we made a special one-time grant under the 2015 Omnibus Plan of 16,667 LTIP units to Mr. J.J. Bistricer with a grant date fair value equal to $225,005, which is scheduled to vest on February 28, 2019. These are reflected in the “Stock Awards” column of the Summary Compensation Table as 2017 and 2016 compensation, respectively.

Retirement Benefits

We do not currently offer plans that provide for retirement benefits, including, but not limited to, tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans, or nonqualified defined contribution plans.

Director Compensation

The following table provides information concerning the compensation of each non-employee director for service on our Board in 2017. Directors who are employees of us or any of our subsidiaries did not receive, and will not receive, any additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Sam Levinson	$-	$150,000	$45,991	$195,991
Howard M. Lorber	$95,000	$-	$617	$95,617
Robert J. Ivanhoe	$75,000	$-	$617	$75,617
Roberto A. Verrone	$75,000	$-	$617	$75,617

____________

(1)

The amount reported in this column represents the grant date fair value of the LTIP unit awards calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the LTIP unit awards, please see Note 3 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. In 2017, we determined Mr. Levinson’s compensation package would equal $150,000 per year and we granted him 11,112 LTIP units as compensation for 2017 of which 2,778 vested at the end of each quarter in 2017.

(2)

The amounts in this column represent the payment of cash distributions on each of April 17, June 2, August 14, and November 13, 2017 in respect of outstanding LTIP units. The distributions paid to Mr. Levinson relate to 126,853 LTIP units outstanding as of December 31, 2017, 100,000 of which will vest in 2018. The distributions paid to Messrs. Lorber, Ivanhoe and Verrone relate to 1,667 LTIP units outstanding as of December 31, 2017 each.

Effective August 2015, we adopted a compensation program for our directors pursuant to which we pay customary fees to each of our non-employee directors, including a $75,000 base cash retainer ($80,000 for Mr. Levinson) and other Board and committee fees as determined from time to time, including additional fees for the Chairman of each of our Board committees ($10,000) and for the Co-Chairmen of our Board ($50,000). Mr. Levinson’s retainer and other fees are paid in the form of LTIP unit awards at Mr. Levinson’s election with Board approval. Mr. Levinson’s LTIP unit awards were granted pursuant to the Clipper Realty Inc. 2015 Non-Employee Director Plan, which is substantially similar to the 2015 Omnibus Plan.

We also reimburse our directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including without limitation travel expenses in connection with their attendance in-person at board of directors and committee meetings.

Harmon Spolan and Richard Burger began service as directors subsequent to December 31, 2017.

STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to us about the beneficial ownership of shares of our common stock and special voting stock as of April 23, 2018 by our 5% or greater stockholders and by our executive officers and directors. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power or investment power of such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after the date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement.

As of April 23, 2018, there were 17,812,755 shares of our common stock and 26,317,396 shares of special voting stock outstanding.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Clipper Realty Inc., 4611 Twelfth Avenue, Brooklyn, New York 11219.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(1)	Number of Shares of Special Voting Stock Beneficially Owned(1)	Percent of Class(1)	Aggregate number of Voting Securities Beneficially Owned(1)		Percent of Class(1)
5% or Greater Stockholders (other than Executive Officers and Directors)
Moric Bistricer	-	-	4,278,058	16.3%	4,278,058	(2)	9.7%
Eva Schwimmer	-	-	2,731,667	10.4%	2,731,667		6.2%
David Bistricer Trust of 2014(6)	-	-	2,772,500	10.5%	2,772,500		6.3%
Moric Bistricer Trust of 2014(7)	-	-	2,772,500	10.5%	2,772,500		6.3%
Indaba Capital Management, L.P.(8)	1,740,111	9.8%			1,740,111		3.9%
Signature Global Asset Management(9)	1,462,739	8.2%	-	-	1,462,739		3.3%
American Financial Group(10)	1,111,111	6.2%	-	-	1,111,111		2.5%
Forward Management(11)	1,009,496	5.7%	-	-	1,009,496		2.3%

Executive Officers and Directors
David Bistricer	721,966	4.1%	4,278,058	16.3%	5,000,024	(3)	11.3%
Sam Levinson	1,599,048	9.0%	7,296,279	27.7%	8,895,327	(4)	20.2%
Robert J. Ivanhoe	1,667	*	-	-	1,667	(12)	*
Howard Lorber	1,667	*	-	-	1,667	(13)	*
Roberto Verrone	1,667	*	-	-	1,667	(14)	*
Lawrence E. Kreider, Jr.	22,222	*	-	-	22,222	(15)	*
J.J. Bistricer	-	*	-	-	-	(16)	*
Jacob Schwimmer	57,223	*	2,188,334	8.3%	2,245,556	(5)	5.1%
All executive officers and directors as a group (10 persons)	2,405,459	13.5%	13,762,671	52.3%	16,168,130		36.6%

*Less than 1%.

____________

1.

Holders of our special voting stock generally are entitled to vote together as a single class with holders of our common stock on all matters on which our common stockholders are entitled to vote as if such holder of our special voting stock had exchanged any Class B LLC units in our predecessor entities (the “Class B LLC units”) held by such holder for shares of our common stock. Class B LLC units are units of certain limited liability companies that are indirect subsidiaries of the Company. Each Class B LLC unit is exchangeable, together with one share of special voting stock for an amount of cash equal to the fair market value of a share of common stock of the Company or, at the election of the Company, one share of common stock. As of April 23, 2018, the aggregate number of outstanding shares of common stock and special voting stock was 44,130,151, including 17,812,755 shares of common stock and 26,317,396 shares of special voting stock outstanding.

2.	Represents 4,278,058 shares of special voting stock held directly. Excludes (i) 318,262 shares of common stock owned by the Moric Bistricer 2012 Family Trust, for which Mr. David Bistricer is one of two trustees and (ii) 2,772,500 shares of special voting stock owned by the Moric Bistricer Trust of 2014, for which Marc Bistricer, the grandson of Moric Bistricer, is the sole trustee. Moric Bistricer disclaims beneficial ownership of the shares of common stock and special voting stock owned by the Moric Bistricer 2012 Family Trust and the Moric Bistricer Trust of 2014, respectively.

3.	Represents 4,278,058 shares of special voting stock held directly, 70,371 vested LTIP units, 318,262 shares of common stock owned by the Moric Bistricer 2012 Family Trust, for which Mr. David Bistricer is one of two trustees and 333,333 shares of common stock owned by the Moric Bistricer 2016 Family Trust, for which Mr. David Bistricer is the sole trustee. Excludes 133,333 LTIP units, which will vest in 2018, generally subject to continued employment through the vesting date. Excludes 318,262 shares of common stock owned by the David Bistricer Trust of 2013 and 2,772,500 shares of special voting stock owned by the David Bistricer Trust of 2014. Marc Bistricer, the son of David Bistricer, is the sole trustee of the David Bistricer Trust of 2013 and the David Bistricer Trust of 2014. Excludes 261,111 shares of common stock owned by the David Bistricer Family Trust and, of which Ester Bistricer, Mr. David Bistricer’s spouse, is the sole trustee. Mr. David Bistricer disclaims beneficial ownership of the shares of common stock and special voting stock owned by the David Bistricer Trust of 2013, the David Bistricer Trust of 2014 and the David Bistricer Family Trust.

4.	Represents (i) 1,253,016 shares of common stock and 4,464,692 shares of special voting stock owned by Trapeze Inc., a Delaware corporation, (ii) 136,782 shares of common stock and 1,362,039 shares of special voting stock owned by Trapeze D Holdings LLC, a Delaware limited liability company, (iii) 128,185 shares of common stock and 1,469,548 shares of special voting stock owned by ECL Holdings LLC, a Delaware limited liability company (iv) 31,020 vested LTIP units, which are convertible into common stock on a one-for-one basis and 43,100 shares of common stock. Sam Levinson has sole voting and investment control over all of the shares held by the entities in (i) through (iii) in the preceding sentence. Excludes 112,500 LTIP units which will vest in 2018, generally subject to Mr. Levinson’s continued service as a director. The address for Trapeze Inc., Trapeze D Holdings LLC, ECL Holdings LLC and Sam Levinson is 810 Seventh Avenue, 28th Floor, New York, New York 10019.

5.	Represents 35,000 shares of common stock, 22,222 vested LTIP units and 437,667 shares of special voting stock owned by Jacob Schwimmer and 1,750,667 shares of special voting stock owned by the Schwimmer Family Irrevocable Gift Trust 2. Excludes 46,667 LTIP units owned by Jacob Schwimmer, which will vest in 2018, generally subject to continued employment through the vesting date. Jacob Schwimmer is the trustee of the Schwimmer Family Irrevocable Gift Trust 2 and has sole voting and investment control over all of the shares held by this trust.

6.	Marc Bistricer, the sole trustee of the David Bistricer Trust of 2014, has sole voting and investment control over all of the shares held by this trust.

7.	Marc Bistricer, the sole trustee of the Moric Bistricer Trust of 2014, has sole voting and investment control over all of the shares held by this trust.

8.	Based solely on the Schedule 13G filed by Indaba Capital Management, L.P. (“Indaba”), a business unit of IC GP, LLC on February 14, 2018. Represents 1,740,111 shares of common stock for which Indaba has sole voting and dispositive power. Indaba is a company incorporated under the laws of Delaware and is an investment manager. The address for Indaba is One Letterman Drive, Building D, Suite DM700, San Francisco, CA 94129.

9.	Based solely on the Schedule 13G filed by Signature Global Asset Management (“Signature”), a business unit of CI Investments Inc., on February 14, 2018. Represents 1,462,739 shares of common stock for which Signature has sole voting and dispositive power. Signature is a company incorporated under the laws of the Province of Ontario, Canada and is an investment manager. The address for Signature is 2 Queen St. East, 18th Floor, Toronto, ON MSC 367.

10.	Based solely on the Schedule 13F-HR filed by American Financial Group Inc. (“AFG”) on February 9, 2018. Represents 1,111,111 shares of common stock for which AFG has sole voting and dispositive power. AFG is a company incorporated under the laws of Delaware and is an investment manager. The address for AFG is 301 E. 4th Street, Cincinnati, OH 45202.

11.	Based solely on the Schedule 13G filed by Forward Management, LLC (“Forward”) on January 18, 2018. Represents 1,009,496 shares of common stock for which Forward has sole voting and dispositive power. Forward is a company incorporated under the laws of Delaware and is an investment manager. The address for Forward 101 California Street, 16th Floor, San Francisco, CA 94111.

12.	Includes 1,667 vested LTIP units, which are convertible into common stock on a one-for-one basis.

13.	Includes 1,667 vested LTIP units, which are convertible into common stock on a one-for-one basis.

14.	Includes 1,667 vested LTIP units, which are convertible into common stock on a one-for-one basis.

15.	Excludes 63,334 LTIP units, 46,667 of which will vest in 2018 and 16,667 in 2019, generally subject to continued employment through the vesting date.

16.	Excludes 100,000 shares of common stock owned by the Jacob Joseph Bistricer 2017 Trust. Ester Bistricer is the sole trustee of the Jacob Joseph Bistricer 2017 Trust and has sole voting and investment control over all of the shares held by this trust. Excludes 163,334 LTIP units, 46,667 which will vest in 2018, 16,667 of which will vest in 2019 and 100,000 of which will vest in 2023 generally subject to continued employment through the vesting date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of reports filed with the SEC and submitted to us and on written representations by certain of our directors and executive officers, we are not aware of any failure to file reports on a timely basis during the year ended December 31, 2017 under the reporting requirements of Section 16(a) of the Exchange Act, except David Bistricer failed on one occasion to timely file a Form 4 for an open market purchase. The delinquent filing was a result of an administrative error and the Company has taken corrective actions to assure compliance with the filing requirements of Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Approval Policy

Our Board has adopted a written related party transaction approval policy (the “Related Party Transaction Policy”) pursuant to which an independent committee (which may be a standing or ad hoc committee) of our Board will review and approve or take such other action as it may deem appropriate with respect to the following transactions:

●

a transaction in which we are a participant and which involves an amount exceeding $120,000 and in which any of our directors, officers or 5% stockholders, or any other “related person” as defined in Item 404 of SEC Regulation S-K (“Item 404”), has or will have a direct or indirect material interest;

●	any material amendment, modification or extension of the tax protection agreement, services agreements or continuing investors registration rights agreement; and

●	any other transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404.

This policy sets forth factors to be considered by an independent committee in determining whether to approve any such transaction, including the nature of our involvement in the transaction, whether we have demonstrable business reasons to enter into the transaction, whether the transaction would impair the independence of a director and whether the proposed transaction involves any potential reputational or other risk issues.

To simplify the administration of the approval process under the Related Party Transaction Policy, an independent committee may, where appropriate, establish guidelines for certain types of related party transactions or designate certain types of such transactions that will be deemed pre-approved. This policy also provides that the following transactions are deemed pre-approved:

●	decisions on compensation or benefits or the hiring or retention of our directors or executive officers, if approved by the applicable committee of the Board;

●	the indemnification and advancement of expenses pursuant to our charter, bylaws or an indemnification agreement; and

●	transactions where the related person’s interest or benefit arises solely from such person’s ownership of our securities and holders of such securities receive the same benefit on a pro rata basis.

If our Board appoints an ad hoc independent committee to review and take action with regard to any one or more related party transactions, the committee will be comprised of at least three independent directors. A director on any committee considering a related party transaction who has an interest in the transaction will not participate in the consideration of that transaction unless requested by the chairperson of the committee.

The policy does not apply to the implementation or administration of the tax protection agreement, which is described in further detail below.

In the ordinary course of our business, we entered into the transactions set forth below, which were approved under our Related Party Transaction Policy. We believe that these transactions were entered into on an arm’s-length basis and were executed on terms no less favorable to us than we could have obtained from unrelated third parties.

Clipper Equity

Clipper Equity controls and manages entities that own interests in multi-family and commercial properties in the New York metropolitan area. Each of David Bistricer, our Co-Chairman and Chief Executive Officer and an owner of Clipper Equity, and J.J. Bistricer, our Chief Operating Officer, is an officer of Clipper Equity. Jacob Schwimmer, our Chief Property Management Officer, has ownership interests in properties controlled by Clipper Equity. During the years ended December 31, 2017 and 2016, the Company shared office space with Clipper Equity and in connection therewith paid overhead charges related to office expenses to Clipper Equity of approximately $387,000 and $275,000, respectively.

We have adopted an investment policy (the “Investment Policy”) that provides that our officers, including officers involved with Clipper Equity, will not invest in any wholly-owned multi-family or commercial property (other than excluded assets) located in the metropolitan New York City area, unless the investment opportunity is first offered to the Company and our Board (or an independent committee thereof) determines that the Company will not pursue the investment opportunity. Our officers, including each of David Bistricer, J.J. Bistricer and Jacob Schwimmer, can pursue investment opportunities related to excluded assets, which include (i) for-sale condominium or cooperative conversion or development projects, (ii) projects that would require us to obtain guarantees from third parties or to backstop obligations of other parties, or (iii) land acquisitions, without first offering them to our company. Under our charter, we renounce any interest or expectancy in, or right to be offered or to participate in, any business opportunity identified in any investment policy (including the Investment Policy) or agreement with any of our officers unless the policy or agreement contemplates that the officer must present, communicate or offer such business opportunity to us.

Iron Hound Management Company

Our Board approved the payment of a fees aggregating $1,880,000 in 2018 and $420,000 in 2017 to Iron Hound Management Company (“Iron Hound”) for its service as a broker regarding the loan arrangements for the Company’s 2017 purchases of the properties at 107 Columbia Heights in Brooklyn, New York and 10 W 65th Street, Manhattan, New York and for the February 2018 refinancings of the Company’s loans at its Flatbush Gardens and Tribeca House properties. Robert Verrone, a director of the Company, is the owner of Iron Hound. Mr. Verrone did not participate in the Board’s considerations of these matters.

Greenburg Traurig LLP

Our Board approved the payment of a fees aggregating $378,000 in 2017 to Greenberg Traurig LLP (“Greenberg Traurig”) for its legal services regarding the Company’s 2017 purchases of the property at 10 W 65th Street, Manhattan, New York and for other routine legal matters. Mr. Ivanhoe is a partner at Greenberg Traurig. Mr. Ivanhoe did not participate in the Board’s consideration of the matter of the acquisition.

Tax Protection Agreement

Prior to our IPO, on August 3, 2015, we completed certain formation transactions involving our initial portfolio of properties (which included the Tribeca House, Flatbush Gardens and Livingston Street properties) and the sale of shares of common stock in a private offering (the “Private Offering”). We contributed the net proceeds of the Private Offering to Clipper Realty L.P., our operating partnership subsidiary (the “Operating Partnership”), in exchange for units in the Operating Partnership. The Operating Partnership in turn contributed such net proceeds to the limited liability companies (“LLC Subsidiaries”) that comprised the initial portfolio of properties of the predecessor of the Company (the “Predecessor” or specifically, 50/53 JV LLC (“50/53”), Berkshire Equity LLC (“Berkshire”), Gunki Holdings LLC (“Gunki”) and Renaissance Equity Holdings LLC (“Renaissance,”)) in exchange for class A LLC units in such LLC’s and became the managing member of such LLCs. The owners of the LLC Subsidiaries, which include David Bistricer, Moric Bistricer, Sam Levinson, Jacob Schwimmer, Eva Schwimmer, the David Bistricer Trust of 2014 and the Moric Bistricer Trust of 2014 (collectively, the “Continuing Investors” and each a “Continuing Investor”) exchanged their interests for Class B LLC units and an equal number of special, non-economic, voting stock in the Company. See footnote 1 to the “Stock Ownership—Principal Stockholders” table in this Proxy Statement for more information on the Class B LLC units.

In connection with such Private Offering, we entered into a tax protection agreement (the “Tax Protection Agreement”) with our Continuing Investors, pursuant to which we agreed to indemnify the Continuing Investors against certain tax liabilities incurred during the 8-year period following the Private Offering (or with respect to item (iv) below, certain tax liabilities resulting from certain transfers occurring during the 8-year period following the Private Offering) if those tax liabilities result from (i) the sale, transfer, conveyance or other taxable disposition of any of the properties of our LLC Subsidiaries in the initial portfolio, (ii) any of LLC Subsidiaries failing to maintain a level of indebtedness allocable for U.S. federal income tax purposes to any of the Continuing Investors such that any of the Continuing Investors is allocated less than a specified minimum indebtedness in each such LLC Subsidiary (in order to comply with this requirement, (1) Renaissance needs to maintain approximately $101.3 million of indebtedness, (2) Berkshire needs to maintain approximately $125.8 million of indebtedness and (3) Gunki needs to maintain approximately $34.4 million of indebtedness), (iii) in a case that such level of indebtedness cannot be maintained by the applicable LLC Subsidiary, failing to make available to such a Continuing Investor the opportunity to execute a guarantee of indebtedness of the LLC Subsidiary meeting certain requirements that would enable the continuing investor to continue to defer certain tax liabilities, or (iv) the imposition of New York City or New York State real estate transfer tax liability upon a Continuing Investor as a result of the formation of the Company, the Private Offering, the IPO and/or certain other subsequent transactions or as a result of any of those transfers being aggregated. We estimate that if all of the assets subject to the Tax Protection Agreement been sold in a taxable transaction immediately after the Private Offering, the amount of our LLC Subsidiaries’ indemnification obligations under the Tax Protection Agreement (based on then current tax rates and the valuations of our assets based on December 31, 2017 closing price of $9.99 per share, and including additional payments to compensate the indemnified Continuing Investors for additional tax liabilities resulting from the indemnification payments) would have been approximately $328.2 million. In addition, we estimate that if New York City or New York State real estate transfer taxes had been imposed on our Continuing Investors, the maximum amount of our LLC Subsidiaries’ indemnification obligations pursuant to the Tax Protection Agreement in respect of New York City or New York State real estate transfer tax liability (based on then current tax rates and the valuations of our assets based on the private offering price of $9.99 per share, and including additional payments to compensate the indemnified Continuing Investors for additional tax liabilities resulting from the indemnification payments) would have been approximately $66.3 million (although the amount may have been significantly less). We do not presently intend to sell or take any other action that would result in a tax protection payment with respect to the properties covered by the Tax Protection Agreement.

Operating Partnership Agreement and Limited Liability Company Agreements

Concurrently with the completion of the Private Offering, we entered into an operating partnership agreement (the “Operating Partnership Agreement”) with the various persons who received Class B LLC units, and Clipper Realty L.P., our operating partnership subsidiary (the “Operating Partnership”), entered into amended and restated limited liability company agreements with the various Continuing Investors. As a result, such persons became either limited partners of our Operating Partnership or non-managing members in our LLC Subsidiaries.

Pursuant to the Operating Partnership Agreement and LLC Agreements, each limited partner of our Operating Partnership has the right, subject to the terms and conditions set forth in the Operating Partnership Agreement to require our Operating Partnership to redeem all or a portion of the units of limited partnership in our Operating Partnership (the “OP units”) held by such limited partner in exchange for a cash amount equal to the number of tendered OP units multiplied by the price of a share of our common stock (determined in accordance with, and subject to adjustment under, the terms of the partnership agreement), unless the terms of such OP units or a separate agreement entered into between the Operating Partnership and the holder of such OP units provide that the holder is not entitled to a right of redemption or impose conditions on the exercise of such right of redemption. On or before the close of business on the fifth business day after we receive a notice of redemption, we may, in our sole and absolute discretion, but subject to the restrictions on the ownership of our stock imposed under our charter and the transfer restrictions and other limitations thereof, elect to acquire some or all of the tendered OP units from the tendering person in exchange for shares of our common stock, based on an exchange ratio of one share of our common stock for each OP unit (subject to anti-dilution adjustments provided in the Operating Partnership Agreement). Each non-managing member of the LLC Subsidiaries has the right, subject to the terms and conditions set forth in the LLC Agreements, to require the Operating Partnership to exchange all or a portion of the Class B LLC units held by such non-managing member, together with the same number of shares of our special voting stock, for a cash amount equal to the number of tendered Class B LLC units multiplied by the price of a share of our common stock (determined in accordance with, and subject to adjustment under, the terms of the LLC Agreements), unless the terms of such Class B LLC units or a separate agreement entered into between an LLC Subsidiary and the holder of such Class B LLC units provide that the holder is not entitled to a right of exchange or imposes conditions on the exercise of such right of exchange. On or before the close of business on the fifth business day after we and the operating partnership receive a notice of exchange, we may, in our sole and absolute discretion, but subject to the restrictions on the ownership of our stock imposed under our charter and the transfer restrictions and other limitations thereof, elect to acquire some or all of the tendered Class B LLC units from the tendering non-managing member in exchange for shares of our common stock, based on an exchange ratio of one share of our common stock for each Class B LLC unit (subject to anti-dilution adjustments provided in the LLC Agreements).

Indemnification of Our Directors and Officers

To the maximum extent permitted by Maryland law in effect from time to time, our charter authorizes us to indemnify any individual who serves or has served, and our bylaws obligate us to indemnify any individual who is made or threatened to be made a party to or witness in a proceeding by reason of his or her service:

●	as a present or former director or officer; or

●

while a director or officer and at our request, as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities.

●

Our charter authorizes us, and our bylaws require us, without requiring a preliminary determination of such individual’s ultimate entitlement to indemnification, to pay or reimburse any such individual’s reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our directors and executive officers that provided for indemnification and advance of expenses to the maximum extent permitted by Maryland law.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Under the rules of the SEC, we are permitted to use a method of delivery often referred to as “householding.” Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our 2017Annual Report, as amended, and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. For voting purposes, a separate proxy card will be included for each account at the shared address. We will deliver promptly, upon oral or written request, a separate copy of the 2017 Annual Report, as amended, and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the 2017 Annual Report, as amended, and Proxy Statement, or future annual reports and Proxy Statements, then you may contact Broadridge by internet at www.proxyvote.com, by telephone at 1-800-579-1639 or by email at sendmaterial@proxyvote.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our 2017 Annual Report, as amended, and Proxy Statement may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.

STOCKHOLDER PROPOSALS

2019 Annual Meeting Proposals

Stockholders who wish to have proposals considered for inclusion in the proxy statement and form of proxy for our 2019 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Chief Financial Officer and Secretary at the address set forth on the first page of this Proxy Statement no later than December 31, 2018. Any proposal should be addressed to our Chief Financial Officer and Secretary and may be included in next year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC.

In addition, our bylaws currently require that we be given advance written notice of nominations for election as directors and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy materials in accordance with Rule 14a-8(e) under the Exchange Act). Our Chief Financial Officer and Secretary must receive such notice set forth on the first page of this Proxy Statement not later than the close of business on December 31, 2018 and no earlier than December 1, 2018 for nominations and other matters to be presented at the 2019 annual meeting of our stockholders.

OTHER MATTERS

Our Board knows of no other matters that may properly be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their discretion. It is important that the proxies be returned promptly and that you be represented. Stockholders are urged to authorize a proxy promptly by either electronically submitting a proxy or voting instruction card over the Internet, by telephone, or by delivering to us or your broker a signed and dated proxy card.

ANNUAL MEETING OF STOCKHOLDERS OF
CLIPPER REALTY INC.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 12, 2018

The Notice of Annual Meeting, Proxy Statement, 2017 Annual Report, as amended, and other SEC filings are available at the investor relations page of our website at www.proxyvote.com.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN
THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

CLIPPER REALTY INC.
4611 12TH AVENUE, SUITE 1L
BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/11/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/11/2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	Nominees	For	Against	Abstain
1A	David Bistricer	☐	☐	☐
1B	Sam Levinson	☐	☐	☐
1C	Howard M. Lorber	☐	☐	☐
1D	Robert J. Ivanhoe	☐	☐	☐
1E	Roberto A. Verrone	☐	☐	☐
1F	Harmon S. Spolan	☐	☐	☐
1G	Richard N. Burger	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2.	The ratification of the appointment of BDO USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐
3.	To act upon such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000380356_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com

CLIPPER REALTY INC.
Annual Meeting of Shareholders
June 12, 2018
This proxy is solicited by the Board of Directors

The shareholders hereby appoint David Bistricer and Sam Levinson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of Clipper Realty Inc. that the shareholders are entitled to vote at the Annual Meeting of shareholders to be held at 11:00 a.m. Eastern Time on June 12, 2018, at offices of Clipper Realty Inc. at 4611 Twelfth Avenue, Suite 1L, Brooklyn, New York, 11219 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000380356_2 R1.0.1.17